Exhibit 10.1

GENERAL RELEASE AND AGREEMENT

I, Harold Alan Zeitz, acknowledge that my employment with Classmates, Inc. (the “Company”) will terminate on May 16, 2014 (the “Separation Date”) and that I will not perform any further employee duties or render services in any other capacity to the Company after such date.

Classmates, Inc. is offering me the following separation benefits, less any applicable tax withholdings, contingent upon the initial effectiveness of the release set forth herein following my first execution of this document (the “Release”):

(i)              a separation payment of $448,790.21 (the “Severance Payment”), to be paid in a lump sum on or shortly after the first regular payday for the Company’s salaried employees within the sixty (60)-day period following the Separation Date on which my executed Release is effective and enforceable in accordance with its terms following the expiration of the revocation period (such date, the “First Payment Date”); and

(ii)             the vesting, on the next business day following the expiration of the revocation period set forth in Section 13 below, of a total of 22,869 restricted stock units under the restricted stock unit awards granted on February 29, 2012, March 6, 2013 and March 6, 2014 which would have vested on or before February 15, 2015 (the “Accelerated Shares”).

Classmates, Inc. is also offering me the following additional separation benefit, less any applicable tax withholdings, contingent upon the effectiveness of my second signature on this Release as described in Section 15 below: An additional separation payment of $138,333.35, which is an amount equal to a pro-rated bonus for the 2014 fiscal year, which was determined by multiplying (A) the target bonus for the 2014 fiscal year by (B) five-twelfths (5/12) (the “2014 Bonus Payment”), with such amount to be paid on the Second Payment Date (as defined in Section 15 below).

For the purposes of this Release, the Severance Payment and the Accelerated Shares are collectively referred to as the “Main Separation Benefits”. The Main Separation Benefits, together with the 2014 Bonus Payment, are referred to collectively as the “Separation Benefits.”

In consideration of the terms of this Release, I hereby agree to the following release of claims:

1.              On behalf of myself, my heirs, executors, administrators, successors, and assigns, 1 hereby fully and forever release and discharge (a) United Online, Inc. and each of its past or present parents, subsidiaries (including Classmates, Inc.), affiliates, insurers, insurance policies and benefit plans, (b) each of the past and present shareholders, officers, directors, agents, employees, representatives, administrators, fiduciaries and attorneys of the foregoing entities and plans, and (c) the predecessors, successors, transferees and assigns of each of the persons and entities described in this sentence (collectively, the “Company Released Parties”) from any and all claims, causes of action, and liabilities arising out of or relating in any way to my employment with the Company, including, but not limited to, the offer and termination of my employment as well as the terms and conditions of my employment and disputes regarding my wages and hours of work.

I understand and agree that this Release is a full and complete waiver and release of all claims, including, but not limited to, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination, violation of public policy, compensation and/or remuneration, defamation, personal injury, emotional distress, claims under the Age Discrimination in

Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act (except for claims for vested benefits under a pension or retirement plan), the Family and Medical Leave Act, the California Labor Code, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the Fair Labor Standards Act, Washington Law Against Discrimination (RCW 49.60), the Washington Prohibited Employment Practices Law (RCW 49.44), the Washington Minimum Wage Act (RCW 49.46), the Washington Industrial Welfare Act (RCW 49.12), the Washington Agricultural Labor Law (RCW 49.30), the Washington Hours of Labor Law (RCW 49.28), Washington’s statutes related to wages (including RCW 49.48 and RCW 49.52), the Washington Veterans Employment and Reemployment Act (RCW 73.16), the Washington Military Family Leave Act (RCW 49.77), the Washington Domestic Violence Leave Law (RCW 49.76), the Washington Little Norris-LaGuardia Act (RCW 49.32), the Washington Fair Credit Reporting Act (RCW 19.182), the Washington Electronic Privacy Act (RCW 9.73), and any and all other federal, state, or local constitutional, statutory, regulatory, or common law causes of action now or hereafter recognized, and any claims for attorneys’ fees and costs. Nothing in this Release shall waive any of the following: (i) rights or claims that arise after the date on which I execute this Release, (ii) claims I may have for unemployment compensation and workers’ compensation, and, subject to paragraph 6, below, to reimbursement for business expenses, (iii) claims for health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA), (iv) claims with respect to vested benefits under a pension or retirement plan governed by the Employee Retirement Income Security Act, (v) claims for the Separation Benefits, (vi) claims or rights to indemnification arising under the charter or by-laws of the Company (and/or its affiliates) or any rights arising from the director and officer insurance policy or policies of the Company and (vii) any claims that, as a matter of applicable law, are not waivable or otherwise subject to release.

The foregoing notwithstanding, nothing in this Release is intended to prevent, impede or otherwise interfere with my ability and/or right to: (a) provide truthful testimony if under subpoena to do so or (b) file a claim with any state or federal agency or to participate or cooperate in such a matter, provided, however, that I hereby acknowledge and agree that I cannot recover any monetary benefits in connection with any such claim.

2.              I do not presently believe I have suffered any work-related injury or illness.

3.              I understand and agree that the Company will not provide me with the Separation Benefits unless I execute and deliver this Release and such Release becomes enforceable and irrevocable under applicable law. I further understand that I have received or will receive, regardless of the execution of this Release, all undisputed wages owed to me, together with any accrued but unused vacation pay, less deductions, in my final paycheck. I acknowledge and understand that I am waiving and releasing all claims for wages or other forms of compensation.

4.              I understand that I am releasing potentially unknown claims, and that I have limited knowledge with respect to some of the claims being released. I acknowledge that there is a risk that, after signing this Release, I may learn information that might have affected my decision to enter into this Release. I acknowledge, for example, that I may learn that I have suffered injuries of which I am not presently aware. I assume this risk and all other risks of any mistake in entering into this Release. I agree that this Release is fairly and knowingly made.

I agree that this Release shall be governed by the laws of the state of Washington that apply to contracts executed and to be performed entirely within the state of Washington, but nonetheless I expressly waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the California Civil Code and/or any analogous law of any other state, which states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

I consciously intend these consequences even as to claims for damages that may exist as of the date I execute this Release that I do not know exist, and which, if known, would materially affect my decision to execute this Release, regardless of whether the lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause.

5.              As part of my existing and continuing obligation to the Company, I have returned, or within seven (7) days after the Separation Date will return, to the Company all Company documents, information, and property, including files, records, computer access codes, and instruction manuals, as well as any Company assets or equipment that I have in my possession or under my control (collectively, the “Company Property”). I further agree not to keep any copies of the Company Property or any other Company documents or information. I understand that the return of such Company Property within the applicable seven (7) day period is an additional express condition to my entitlement to the Separation Benefits. I affirm my obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term “Company Information” includes, but is not limited to, the following: (a) confidential information, including information received from third parties under confidential conditions; and (b) information concerning customers (including customer lists), as well as other technical, scientific, marketing, business, product development, or financial information, the use or disclosure of which might reasonably he determined to be contrary to the interests of the Company.

6.              I agree that, within thirty (30) days after the Separation Date, I will submit, if applicable, my final documented expense reimbursement statement reflecting all business expenses I incurred through the Separation Date for which I seek reimbursement. I acknowledge that my failure to submit such a statement within this time period may result in my waiver of any right to be reimbursed by the Company for any such expenses. The Company will reimburse me for any such expenses for which I submit such timely documentation within seven (7) business days after such submission.

7.              I agree that I will not disparage the Company or its past or present parents, subsidiaries or affiliates or its or their directors, officers, management, employees, business, services, products, culture or competition, and will not encourage any third parties to do so. Without limiting the generality of the foregoing, I agree that I will not post disparaging comments in Internet websites or chat rooms or via instant messaging; provided, however, that I understand that nothing in this Release is intended to prevent, impede or otherwise interfere with my ability and/or right to: (a) provide truthful testimony if under subpoena to do so or (b) file a claim with any state or federal agency or to participate or cooperate in such a matter, provided, however, that I hereby acknowledge and agree that I cannot recover any monetary benefits in connection with any such claim.

8.              I represent and warrant that I am the sole owner of all claims relating to my employment with the Company, and that I have not assigned or transferred any claims relating to my employment to any other person or entity.

9.              I understand and agree that this Release shall not be construed at any time as an admission of liability or wrongdoing by either myself or the Company.

10.       If any one or more of the provisions contained in this Release is, for any reason, held to be unenforceable, that holding will not affect any other provision of this Release, and this Release shall then be construed as if the unenforceable provisions had never been contained in the Release.

11.       I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of this Release before executing this Release. I understand that I may discuss this Release with an attorney of my choosing before signing this Release.

12.       I acknowledge that this Release was delivered to me in final form on May 14, 2014 (the “Release Delivery Date”) and that I have been given a minimum of twenty-one (21) days from the Release Delivery Date in which to review and consider it. I understand and acknowledge that the Company has advised me to obtain advice concerning this Release from an attorney of my choice before signing this Release. I further represent that I have had sufficient time to review and consider the terms of this Release. I represent that if I execute this Release before the twenty-one (21) day review/consideration period has elapsed, I do so voluntarily, and that I voluntarily waive any remaining review/consideration period.

13.       I understand that after executing this Release, I have the right to revoke it in writing within seven (7) days after I sign it. I understand that any revocation of this Release must be made in writing and delivered to the Company at 21301 Burbank Boulevard, Woodland Hills, California 91367, Attention: Francis Lobo, within the seven (7) day revocation period. I understand that I will not become entitled to the Main Separation Benefits unless and until (a) all the Company Property has been returned within the seven (7) day period measured from the Separation Date in accordance with Section 5 above, (b) I have complied with my obligations under my employment agreement with Classmates, Inc. dated effective as of January 14, 2011, as amended as of January 25, 2013 and July 29, 2013, (c) this Release has been executed by me and delivered to the Company prior to the expiration of the twenty-one (21) day review/consideration period measured from the Release Delivery Date, and (d) the seven (7) day revocation period has passed without my revoking the Release in writing. I understand that this Release may not be revoked after the seven (7) day revocation period has passed. Provided and only if the foregoing conditions set forth in this Section 13 have been satisfied in accordance with the applicable time periods, I understand that I will be entitled to receive the Main Separation Benefits at the times set forth in this Release. In no event will I have any control over the payment dates of the Main Separation Benefits, and notwithstanding anything to the contrary in this Release, to the extent any portion of the Main Separation Benefits is deemed to constitute deferred compensation under Section 409A, I understand that the Company may delay the payment of such Main Separation Benefits to the extent necessary in order to avoid a prohibited distribution under Section 409A.

14.       I acknowledge that this Release shall be governed by and construed according to the laws of the State of Washington, without regard to its conflicts of law principles. I also consent to the venue and jurisdiction of the state and federal courts located in Seattle, Washington in the event that the Company takes legal action to enforce any of the terms of this Release.

15.       I understand that, in order to receive the 2014 Bonus Payment (as described above), I must sign this Release a second time after my employment with the Company has ended, and within twenty-one (21) days after my employment with the Company ends. I acknowledge that the 2014 Bonus Payment is an additional amount that I do not have a legal right to receive unless I sign this Release a second time after my employment with the Company has ended. By signing this Release a second time, I will he reaffirming my agreement to all terms in this Release (including the release of claims in Section 1 of this Release) effective as of the time I sign that second time. I understand that after I sign this Release a second time (if I do), that I will have the right to revoke that second signature in writing within seven (7) days after I sign. I understand that any revocation of my second signature must be made in writing and delivered to the Company at 21301 Burbank Boulevard, Woodland Hills, California 91367, Attention: Francis Lobo, within the seven (7) day revocation period. I understand that I will not become entitled to the 2014 Bonus Payment unless and until (a) all the Company Property has been returned within the seven (7) day period measured from the Separation Date in accordance with Section 5 above, (b) I have complied with my obligations under my employment agreement with Classmates, Inc. dated effective as of January 14, 2011, as amended as of January 25, 2013 and July 29, 2013, (c) this Release has been fully executed by me a second time, after my termination of employment, and delivered to the Company prior to the expiration of the twenty-one (21) day review/consideration period measured from the Separation Date, and (d) the seven (7) day revocation period has passed without my revoking my second signature in writing. I understand that my second signature may not be revoked after the seven (7) day revocation period has passed. Provided and only if the foregoing conditions set forth in this Section 15 have been satisfied in accordance with the applicable time periods, I understand that I will be entitled to receive the 2014 Bonus Payment on or shortly after the first regular payday for the Company’s salaried employees within the sixty (60)-day period following the Separation Date on which my second signature on this Release is effective and enforceable in accordance with its terms following the expiration of the revocation period (such date, the “Second Payment Date”). In no event will I have any control over the payment date of the 2014 Bonus Payment, and notwithstanding anything to the contrary in this Release, to the extent any portion of the 2014 Bonus Payment is deemed to constitute deferred compensation under Section 409A, I understand that the Company may delay the payment of such to the extent necessary in order to avoid a prohibited distribution under Section 409A.

EMPLOYEE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THIS RELEASE, I STATE THE FOLLOWING: I HAVE READ IT; I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT; I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee: May 14, 2014.

Executed this 14th day of May, 2014.

HAROLD ALAN ZEITZ

/s/ Harold Alan Zeitz
Employee’s signature

EMPLOYEE’S RE-ACCEPTANCE OF RELEASE (SECOND SIGNATURE)

NOTE: THIS SECOND SIGNATURE MAY NOT BE GIVEN UNTIL AFTER THE SEPARATION DATE.

BEFORE SIGNING MY NAME TO THIS RELEASE A SECOND TIME, I STATE THE FOLLOWING: I HAVE READ THE RELEASE; I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT; I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; I HAVE SIGNED IT A SECOND TIME KNOWINGLY AND VOLUNTARILY; I HAVE SIGNED THIS SECOND TIME AFTER MY EMPLOYMENT HAS ENDED; AND I HAVE SIGNED THIS SECOND TIME IN ORDER TO RECEIVE THE 2014 BONUS PAYMENT AS SPECIFIED IN SECTIONS 1 AND 15 OF THE RELEASE.

Executed this day of , 2014.

HAROLD ALAN ZEITZ

Employee’s signature